Exhibit 99.9

FIRST AMENDMENT TO GUARANTY

October 17, 2002

Capital Automotive REIT
Capital Automotive L.P.
1420 Spring Hill Road
Suite 525
McLean, VA 22102

Re: First Amendment (“First Amendment”) to the Guaranty Agreement dated as of March 29, 2002, executed and delivered by Capital Automotive REIT (“Guarantor”) (as amended, the “Guaranty”), under and in connection with the Capital Automotive L.P. Revolving Credit and Term Loan Agreement dated as of March 29, 2002, by and among the financial institutions from time to time signatory thereto (each a “Lender”, and collectively the “Lenders”), Comerica Bank, as Agent for the Lenders (in such capacity, “Agent”), Capital Automotive L.P. (“Company”) and the Co-Borrowers from time to time signatory thereto (collectively with the Company, the “Borrowers”), as amended by that certain First Amendment to Credit Agreement dated as of May 1, 2002 (as amended, the “Credit Agreement”)

Ladies and Gentlemen:

     Reference is made to the Guaranty. Except as specifically defined to the contrary herein, capitalized terms used in this First Amendment shall have the meanings given them in the Guaranty.

     Based upon the Agent’s receipt of the approval of the requisite Lenders (in the form attached to this First Amendment) and subject to the terms and conditions set forth in this First Amendment, the Agent hereby confirms the agreement by the requisite Lenders to amend and restate Section 5.11 of the Guaranty as follows:

     “5.11 Maintain Total Liabilities to Consolidated Tangible Net Worth. Maintain as of the end of each fiscal quarter ending on or after the Effective Date, a ratio of Total Liabilities as of such date to Consolidated Tangible Net Worth as of such date of not more than the following amounts for the periods specified below:

Fiscal Quarters Ending	Ratio

September 30, 2002	2.25 to 1.00
December 31, 2002
March 31, 2003

June 30, 2003 and each fiscal quarter thereafter	2.00 to 1.00

     Except as set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Guaranty, the Credit Agreement, the Notes or any other Loan Document and shall not be deemed to be a waiver of or consent to any other matter.

     By signing and returning a counterpart of this First Amendment to the Agent, the Guarantor, the Company and the Co-Borrowers acknowledge their acceptance of the terms of this First Amendment. This First Amendment shall not become effective unless and until countersigned by the Guarantor, the Company and the Co-Borrowers, and returned to the Agent. Upon receipt of the requisite signatures and satisfaction of the terms and conditions set forth herein, this First Amendment shall be deemed to be effective as of September 30, 2002.

Very truly yours,

COMERICA BANK, as Agent

By: /s/ David M. Garbarz

Its: Vice President

ACKNOWLEDGMENTS

Acknowledged and agreed:	GUARANTOR:

CAPITAL AUTOMOTIVE REIT, a Maryland real estate trust

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

BORROWERS:

CAPITAL AUTOMOTIVE L.P.

By: Capital Automotive REIT Its: General Partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

CAR CMX 2 L.L.C., a Delaware limited liability company

By: Capital Automotive L.P., its managing member

By: Capital Automotive REIT, its general partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

CAR FER L.P., a Delaware limited partnership

BY: CAR MOM INC., its general partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

CAR HDV L.L.C., a Delaware limited liability company

By: Capital Automotive L.P., its managing member

By: Capital Automotive REIT, its general partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

CAR MAG L.L.C., a Delaware limited liability company

By: Capital Automotive L.P., its managing member

By: Capital Automotive REIT, its general partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

CAR 1 MOM L.P., a Delaware limited partnership

BY: CAR MOM INC., it general partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

CAR 2 MOM L.P., a Delaware limited partnership

BY: CAR MOM INC., its general partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

CAR PAR L.P., a Delaware limited partnership

BY: CAR MOM INC., its general partner

By: /s/ Peter C. Staaf

Its: Senior Vice President and Treasurer

CAR SON CALA L.L.C., a Delaware limited liability company

By: Capital Automotive L.P., its managing member

By: Capital Automotive REIT, its general partner

By: /s/ Peter C. Staaf

Its: Senior Vice President and Treasurer

CAR SON PARR L.P., a Delaware limited partnership

BY: CAR MOM INC., its general partner

By: /s/ Peter C. Staaf Its: Senior Vice President and Treasurer

Dated as of October 17, 2002

Approval of First Amendment and Authorization

     The undersigned Lender hereby confirms its approval of the attached First Amendment on the terms and conditions set forth therein and its authorization to the Agent to issue the First Amendment to the Guarantor, the Company and the Co-Borrowers.

Comerica Bank

By: /s/ David M. Garbarz Vice President

Date: October 17, 2002

Bank One, N.A.

By: /s/ Peter J. Valore

Date: October 18, 2002

Bank of America, N.A.

By: /s/ Ken Winston

Date: October 17, 2002

Toyota Financial Services

By: /s/ Mike Taylor
Corporate Dealer Relations

Date: October 17, 2002